Exhibit 4.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [            ], HAS BEEN OMITTED BECAUSE LIZHI INC. HAS DETERMINED SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIZHI INC. IF PUBLICLY DISCLOSED.

SHAREHOLDERS AGREEMENT

by and among

LIZHI INC.

each of the entities listed in Schedule B hereto

JINNAN LAI (赖金南)

NING DING (丁宁)

VOICE WORLD Ltd 世界之音控股有限公司

AI VOICE Ltd 乐音控股有限公司

and

MATRIX PARTNERS CHINA I HONGKONG LIMITED

MORNINGSIDE CHINA TMT FUND II, L.P.

MORNINGSIDE CHINA TMT TOP UP FUND, L.P.

PEOPLE BETTER LIMITED

SHUNWEI INTERNET LIMITED

Cyber Dreamer Limited

Evolution Media China L.P.

Dated March 6, 2019

7. ADDITIONAL COVENANTS		27

7.1	Protective Provisions	27
7.2	Meetings of the Board	29
7.3	Business Principles	30
7.4	Amendment to the Amended and Restated Control Documents	30
7.5	Qualified Public Offering	30
7.6	ESOP	31
7.7	Non-Compete and Non-Solicitation	31
7.8	Business of the Group Companies	32
7.9	SAFE Registration	32
7.10	Second Amended and Restated Control Documents	32
7.11	Control of Subsidiaries	32
7.12	Compliance with Laws	32
7.13	Intellectual Property Protection	33
7.14	Internal Control System	33
7.15	Option to Purchase the Domestic Company	33
7.16	Controlled Foreign Corporation	34
7.17	Passive Foreign Investment Company	34
7.18	The Company shall not make any election of its classification for U.S.	35
7.19	PRC Tax Indemnification	35
7.20	Assumption of Obligations	35
7.21	Termination of Covenants	35

8. GENERAL PROVISIONS		36

8.1	Notices	36
8.2	Entire Agreement	36
8.3	Governing Law	36
8.4	Severability	36
8.5	Third Parties	36
8.6	Successors and Assigns	37
8.7	Interpretation; Captions	37
8.8	Counterparts; Facsimile	37
8.9	Adjustments for Share Splits, Etc.	37
8.10	Aggregation of Shares	37
8.11	Shareholders Agreement to Control	37
8.12	Dispute Resolution	37

EXHIBIT A DEFINITIONS

EXHIBIT B NOTICES

EXHIBIT C FORM OF ADHERENCE AGREEMENT

SCHEDULE A LIST OF COMPETING BUSINESSES

SCHEDULE B LIST OF GROUP COMPANIES

SCHEDULE C CAPITALIZATION TABLE

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of March 6, 2019 by and among:

1.	LIZHI INC., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”),

2.	The entities identified in Schedule B of this Agreement (together with the Company, the “Group Companies”, each a “Group Company”),

3.	JINNAN LAI (赖金南), a citizen of the PRC whose PRC identification card number is [ ] (“Mr. Lai”),

4.	NING DING (丁宁), a citizen of the PRC whose PRC identification card number is [ ] (“Mr. Ding”),

5.	VOICE WORLD Ltd 世界之音控股有限公司, a business company incorporated in the British Virgin Islands with limited liability (together with its successors, transferees and permitted assigns, “Voice World”),

6.	AI VOICE Ltd 乐音控股有限公司, a business company incorporated in the British Virgin Islands with limited liability (together with its successors, transferees and permitted assigns, “AI Voice”),

7.	MATRIX PARTNERS CHINA I HONG KONG LIMITED (together with its successors, transferees and permitted assigns, “Matrix”),

8.	MORNINGSIDE CHINA TMT FUND II, L.P. (together with its successors, transferees and permitted assigns, “Morningside II”),

9.	MORNINGSIDE CHINA TMT TOP UP FUND, L.P. (together with Morningside II, their successors, transferees and permitted assigns, “Morningside”),

10.	PEOPLE BETTER LIMITED (together with its successors, transferees and permitted assigns, “People Better”),

11.	SHUNWEI INTERNET LIMITED (together with its successors, transferees and permitted assigns, “Shunwei”),

12.	Cyber Dreamer Limited (together with its successors, transferees and permitted assigns, “Orchid Asia”), and

13.

Evolution Media China L.P. (together with its successors, transferees and permitted assigns, “EMC”, collectively with Matrix, Morningside, People Better, Shunwei, Voice World (in its capacity as the Series C1+ Holder), Orchid Asia and EMC, the “Investors”).

RECITALS

A. The Company is incorporated under the laws of the Cayman Islands on January 10, 2019. Mr. Lai, indirectly through Voice World, holds 221,000,000 Ordinary Shares and 26,912,090 Series C1+ Shares of the Company; Mr. Ding, indirectly through AI Voice, holds 39,000,000 Ordinary Shares of the Company; Matrix holds 100,000,000 Series A Shares of the Company; Matrix and Morningside II hold 116,666,650 Series B Shares of the Company; Matrix and Morningside hold 142,583,330 Series C Shares of the Company; People Better and Shunwei hold 34,697,360 Series C1 Shares of the Company; Orchid Asia holds 128,152,790 Series D Shares of the Company; Evolution Media China L.P. holds 20,023,870 Series D1 Shares of the Company; in addition, up to 40,000,000 Ordinary Shares shall be issuable under the ESOP to employees, officers, directors, consultants or advisers of the Group Companies; all the foregoing represent all the issued and outstanding Shares of the Company immediately prior to the date of this Agreement. Schedule C sets forth the capitalization of the Company as of the date of this Agreement.

B. The BVI Co is a business company incorporated in the British Virgin Islands with limited liability on October 29, 2010. The Company owns 100% of the outstanding Equity Securities (as defined below) of the BVI Co.

C. The HK Co is a private company limited by shares incorporated on November 23, 2010. The BVI Co owns 100% of the outstanding Equity Securities (as defined below) of the HK Co.

D. The WFOE is a wholly foreign-owned enterprise established on March 4, 2011, with its registered address in the PRC at北京市石景山区八大处高科技园区西井路3号3号楼8140房间. The HK Co owns 100% of the outstanding Equity Securities of the WFOE.

E. The Domestic Co is a limited liability company established on December 28, 2007, with its registered address in the PRC at广州市天河区黄埔大道中309号自编3-07A. Mr. Lai, Mr. Ding and Mr. Huang Tao hold respectively 50.8157%, 11.7012% and 10% of the Equity Securities in the Domestic Co, and Zhuhai Dayin Ruoxi Investment Development Center (Limited Partnership) (珠海市大音若希投资发展中心（有限合伙）) and Zhuhai Weiwo Investment Management Partnership (Limited Partnership) (珠海市帷幄投资管理合伙企业（有限合伙）) hold respectively 11.9917% and 15.4914%of the Equity Securities in the Domestic Co.

F. The BVI Co, the HK Co, the WFOE, GUANGZHOU PINEAPPLE INFORMATION TECHNOLOGIES CO., LTD. (the “Domestic Co1”), the Domestic Co, Mr. Lai, Mr. Ding and Matrix entered into that certain Series A Preferred Share Purchase Agreement dated as of March 7, 2011 (the “Series A Purchase Agreement”).

G. The BVI Co, the HK Co, the WFOE, the Domestic Co1, the Domestic Co, Mr. Lai, Mr. Ding, Matrix and Morningside II entered into that certain Series B Preferred Share Purchase Agreement dated as of March 27, 2012 (the “Series B Purchase Agreement”).

H. The BVI Co, the HK Co, the WFOE, the Domestic Co, Mr. Lai, Mr. Ding, Matrix and Morningside entered into that certain Series C Preferred Share Purchase Agreement dated as of December 3, 2014 (the “Series C Purchase Agreement”).

I. The BVI Co, the HK Co, the WFOE, the Domestic Co, Mr. Lai, Mr. Ding, People Better and Shunwei entered into such certain Series C1 Preferred Share Purchase Agreement dated as of January 9, 2015 (the “Series C1 Purchase Agreement”).

J. The BVI Co, the HK Co, the WFOE, the Domestic Co, Mr. Lai, Mr. Ding, and Orchid Asia entered into such certain Series D Preferred Share Purchase Agreements dated as of June 9, 2017 and August 7, 2017, respectively (the “Series D Purchase Agreements”).

K. The Company, the HK Co, the WFOE, the Domestic Co, Mr. Lai, Mr. Ding, and EMC entered into such certain Series D1 Preferred Share Purchase Agreement dated as of September 8, 2017 (the “Series D1 Purchase Agreement”).

L. The BVI Co, the HK Co, the WFOE, the Domestic Co, Mr. Lai, Mr. Ding, Matrix, Morningside, People Better, Shunwei, Orchid Asia and EMC entered into that certain Sixth Amended and Restated Shareholders Agreement dated as of September 8, 2017 (the “Prior Agreement”). On December 14, 2017, Mr. Lai signed a Joinder and became a party to the Shareholders Agreement in his capacity as the holder of Series C1+ preferred shares of the BVI Co.

M. For and in consideration of the release and termination of their obligations under the Prior Agreement (as applicable), the Parties hereto agree to enter into and be bound by the terms and conditions of this Agreement.

N. In this Agreement, unless the context otherwise requires, capitalized terms used herein shall have the meanings ascribed to them in Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1 Information and Inspection Rights.

(a) Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any series of Preferred Share is outstanding, the Company will deliver to each holder of that series of Preferred Shares:

(i) audited annual consolidated financial statements, along with a comparison against the Company’s business plan, within ninety (90) days after the end of each fiscal year, audited by one of the Big Four accounting firms or a qualified international accounting firm or a Chinese accounting firm with IPO qualification or other reputable accounting firm acceptable to the Preferred Majority;

(ii) unaudited quarterly consolidated financial statements, along with a comparison against the Company’s business plan, within forty-five (45) days of the end of each quarter;

(iii) unaudited monthly consolidated financial statements, along with a comparison against the Company’s business plan, within thirty (30) days of the end of each month;

(iv) a copy of the Company’s annual operating plan and an annual consolidated budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the following fiscal year prior to the end of each fiscal year, subject to approval by the Board (as defined below);

(v) copies of all documents or other information sent to Shareholders of the Company; and

(vi) upon the written request by any Preferred Holder or, such other information as such Preferred Holder shall reasonably request (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to such Preferred Holder pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with International Financial Reporting Standards or the generally accepted accounting principles (GAAP) of the PRC or USA, or such other jurisdiction as the Board may designate with the written consent of the Preferred Holders, and verified and certified as true, correct and not misleading by the chief financial officer or the chief executive officer of the Company.

(b) Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as any series of Preferred Share is outstanding, each holder of that series of Preferred Shares, at such holder’s expense, shall have: (i) the right to inspect facilities, records and books of each Group Company at any time during regular working hours on reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of each Group Company with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”), provided that, such holder shall inform the Company five (5) days prior to the inspection.

(c) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified Public Offering.

1.2 Board of Directors and Observers.

(a) Board Constitution; Observers. The Memorandum and Articles shall provide that the Company’s Board shall consist of no more than six (6) directors, which number of directors shall not be changed except pursuant to an amendment to the Memorandum and Articles. For so long as Matrix is holding any issued Preferred Shares of the Company, Matrix shall be entitled to appoint to the Board one (1) director, who shall initially be MIN XIAO (肖敏) (the “Matrix Director”). For so long as Morningside is holding any issued Preferred shares of the Company, it shall be entitled to appoint to the Board one (1) director, who shall initially be QIN LIU (刘芹) (the “Morningside Director”). For so long as Orchid Asia is holding any issued Preferred shares of the Company, it shall be entitled to appoint to the Board one (1) director, who shall initially be TAO HUANG (黄韬)(the “Orchid Director”, together with the Matrix Director and the Morningside Director, the “Investor Directors”, and each an “Investor Director”). The remaining three (3) directors are to be appointed by the Founders, who shall initially be Mr. Lai, Mr. Ding and ZELONG LI (李泽隆). Each of Matrix, Morningside, Orchid Asia and EMC shall respectively have the right to appoint and replace one (1) board observer (the “Observers”).

(b) Expenses; Notices. All meetings of the Board shall be held either telephonically or in person. The Company shall reimburse the directors and the Observers for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof, which shall be approved by the Board. The Company shall procure that a written notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all directors and the Observers entitled to receive notice of the meeting at least seven (7) days before the meeting and a copy of the minutes of the meeting is sent to the directors and the Observers within twenty (20) days following the meeting.

(c) Insurance and Indemnification. Upon the initial Qualified Public Offering or if the Board deems necessary, the Company shall procure customary directors and officers insurance for the directors, covering an amount of at least US$10,000,000 or such other amount as approved by the Board (including the affirmative votes of the Investor Directors). Notwithstanding anything to the contrary in this Agreement or in the Memorandum and Articles, each Group Company shall, to the extent allowed under applicable laws, jointly and severally, indemnify and hold harmless each Investor Director and his/her alternate, to the maximum extent permitted by applicable laws, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Investor Director or his/her alternate as a result of any act, matter or thing done or omitted to be done by him/her in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company or any Group Company, by delivering to such Investor Director or his/her alternate, at the time of his/her appointment as a Director or an alternate Director, an indemnification agreement duly executed by the Company substantially in the form satisfactory to the Investors which appoint the Investor Directors. In addition, the Company shall indemnify each Investor which appoint the Investor Director to the maximum extent permitted by applicable laws for any claims brought against such Investor by any third party (including any other Shareholder of the Company) as a result of such Investor’s investment in the Company.

1.3 Voting Agreement.

(a) For as long as each of Matrix, Morningside, and Orchid Asia holds any Preferred Share, each Shareholder shall vote at any meeting of members, such number of Shares as may be necessary, or in lieu of any such meeting, shall give such Shareholder’s written consent, as the case may be, with respect to such number of Shares (i) to keep the size of the Board at six (6) directors, and (ii) to elect or re-elect the directors of the Board pursuant to Section 1.2(a) above.

(b) Any Person or group of Persons entitled to designate any individual to be elected as a director of the Board pursuant to Section 1.2(a) shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote such Shareholder’s respective Shares in support of the principle that a director to the Board appointed pursuant to Section 1.2(a) shall be removed from the Board with or without cause only upon the vote or written consent of the Shareholders entitled to appointed such director pursuant to Section 1.2(a), and each such Shareholder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director appointed pursuant to Section 1.2(a), the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 1.2(a), as the director whose seat was vacated.

(c) The Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) five (5) Directors of the Company then in office, provided that such five (5) Directors include the Investor Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board.

1.4 Other Group Companies. Each of the other Group Companies shall, and the Company, the Founders shall cause the board of directors of each other Group Company to, have the same number of directors as the Board, to consist of the same directors as the Board, and to follow the same nomination mechanism, quorum and meeting requirements applicable to the Board as set forth in Section 1.2.

2. REGISTRATION RIGHTS.

2.1 Applicability of Rights. The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2 Non-U.S. Jurisdiction Applicability. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and Laws, forms of registration statements and registration of securities thereunder, U.S. Laws and the SEC, shall be deemed to refer, to the equivalent Laws, forms of registration statements and registration of securities and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the closing of a Qualified Public Offering, receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act covering the registration of any Registrable Securities Then Outstanding pursuant to this Section 2.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 2.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Shares to be underwritten, the managing underwriter(s) may exclude Shares from the registration and the underwriting, and the number of Shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3 Registration. In case the Company shall receive from any Holder or Holders of at least a majority of all Registrable Securities Then Outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefore, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other Shares during such sixty (60) day period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(v) if in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of Shares sold in such registration by such Holder other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered, unless the Holders of at least a majority of the Registrable Securities Then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least twenty-five percent (25%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a) By the Company. To the extent permitted by applicable Laws, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any of the losses, claims, damages, liabilities (joint or several) or legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action, to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any United States federal or state securities Laws in connection with the offering covered by such registration statement;

provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or Controlling Person of such Holder.

(b) By Selling Holders. To the extent permitted by applicable Laws, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who Controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities (joint or several) or legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action, to which the Company or any such director, officer, legal counsel, Controlling Person, underwriter or other such Holder, partner or director, officer or Controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified Party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified Party will, if a claim in respect thereof is to be made against any indemnifying Party under this Section 2.9, deliver to the indemnifying Party a written notice of the commencement thereof and the indemnifying Party shall have the right to participate in, and, to the extent the indemnifying Party so desires, jointly with any other indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential conflict of interests between such indemnified Party and any other Party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying Party within a reasonable time of the commencement of any such action shall relieve such indemnifying Party of liability to the indemnified Party under this Section 2.9 to the extent the indemnifying Party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying Party will not relieve it of any liability that it may have to any indemnified Party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified Party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified Party in circumstances for which indemnification is provided under this Section 2.9, in each such case, the indemnified Party and the indemnifying Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.

2.10 Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall be terminated on the fifth (5th) anniversary of the date of closing of a Qualified Public Offering, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of at least a majority of the Registrable Securities Then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders.

2.12 Market Stand-Off. Each Party agrees that, so long as it holds any Shares, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by Laws) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.14 IPO Participation Rights.

(a) In addition to, and without limiting the generality of the preceding provisions of this Section 2, if any shares or securities of the Company are offered in an underwritten public offering (whether or not a Qualified Public Offering) for the account of any shareholder of the Company, each Holder shall have the right to include a pro rata number of shares in the offering on terms and conditions no less favourable to such Holder than to any other selling shareholder(s), provided that the aggregate number of shares or securities of the Company to be offered by all the selling shareholders in an underwritten public offering shall not exceed twenty percent (20%) of the total number of shares or securities of the Company available for public subscription or placing under such underwritten public offering (inclusive of the over-allotment option the underwriter may have in such underwritten public offering).

(b) Subject to applicable law and regulations, each Holder shall have the right to purchase or direct its Affiliate to purchase, at its option, at the final price per share set forth in the Company’s final prospectus with respect to an initial public offering, up to the number of the Ordinary Shares of the Company offered in the initial public offering that enable such Holder to maintain, in the aggregate, its percentage ownership interest in the Company immediately prior to the consummation of the initial public offering.

3. RIGHT OF PARTICIPATION.

3.1 General. The Preferred Holders and their permitted transferees to which rights under this Section 3 have been duly assigned in accordance with Section 5 (each, a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

3.2 New Securities. “New Securities” shall mean any Preferred Shares, any Ordinary Shares or other Shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares, other Shares of the Company, or securities of any type whatsoever that are, may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other Shares, provided, however, that the term “New Securities” shall not include:

(a) any Conversion Shares issued upon conversion of the Preferred Shares;

(b) any Shares issued in connection with any share split, share consolidation, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(c) any Shares issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constitutes a New Security;

(d) any securities issued pursuant to a Qualified Public Offering;

(e) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; or

(f) up to 40,000,000 Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, consultants or advisers of the Group Companies pursuant to the ESOP.

3.3 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such ten (10) Business Days period to purchase such Participation Rights Holder’s full Pro Rata Share of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase but without prejudice to participate in any future or other offerings of New Securities, provided, however, that if any Participation Rights Holder fails to give the above required notice solely because of the Company’s failure to comply with the notice provision of this Section 3.3, then the Company shall not effect the proposed issuance of any New Securities.

(b) Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to exercise its Right of Participation in accordance with Section 3.3(a) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to other Participation Rights Holders who have exercised their Right of Participation in full (the “Right Participants”) in accordance with Section 3.3(a) above. Each Right Participant shall have ten (10) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.3 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

(c) Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

(d) Termination. The Right of Participation for each Participation Rights Holder shall terminate upon the consummation of a Qualified Public Offering.

4. TRANSFER RESTRICTIONS.

4.1 Sale of Ordinary Shares; Notice of Sale. Subject to Section 4.5 of this Agreement, if any Founder or its successor or permitted assign (each a “Selling Shareholder”) proposes to sell or transfer any Ordinary Share Equivalents held by him, then such Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to each Preferred Holder prior to such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Offered Shares, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.2 Right of First Refusal by Preferred Holders. Each Preferred Holder shall have the right, exercisable upon a written notice (the “First Refusal Notice”) to the Selling Shareholder, the Company and each other Preferred Holder within ten (10) Business Days after receipt of the Transfer Notice (the “First Refusal Period”) of its election to exercise its right of first refusal hereunder. The First Refusal Notice shall set forth the number of Offered Shares that such Preferred Holder wishes to purchase, which amount shall not exceed the First Refusal Allotment of such Preferred Holder. Such right of first refusal shall be exercised as follows:

(a) First Refusal Allotment. Each Preferred Holder shall have the right to purchase that number of the Offered Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Share Equivalents held by such Preferred Holder at the date of the Transfer Notice (on an as-converted basis) and the denominator of which is the total number of Ordinary Share Equivalents owned by all Preferred Holders at the date of the Transfer Notice (on an as-converted basis). Any Preferred Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the First Refusal Period to purchase all or a portion of its First Refusal Allotment of the Offered Shares. To the extent that any Preferred Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising Preferred Holders shall, within five (5) days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising Preferred Holder so that any remaining Offered Shares may be allocated to such exercising Preferred Holders on a pro rata basis.

(b) Expiration Notice. Within ten (10) days after expiration of the First Refusal Period, the Company shall give a written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares was subscribed by the Preferred Holders exercising their rights of first refusal or (ii) that the Preferred Holders have not subscribed for all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion of the remaining Offered Shares for the purpose of the Preferred Holders’ co-sale right described in Section 4.3 below.

(c) Purchase Price. The purchase price for the Offered Shares to be purchased by the Preferred Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in Section 4.2(d) below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Preferred Holders and the Selling Shareholder, absent fraud or error.

(d) Payment. Payment of the purchase price for the Offered Shares purchased by the Preferred Holders shall be made by wire transfer or check as directed by the Selling Shareholder within thirty (30) days following the date of the First Refusal Expiration Notice or at a date as mutually agreed by the Selling Shareholder and the Preferred Holders, and concurrently therewith, the Selling Shareholder shall sell and deliver the Offered Shares to such Preferred Holders, and the Company shall concurrently therewith deliver to such Preferred Holders a copy of the Company’s register of members, updated to show each such Preferred Holder as the transferee and owner of the applicable number of Offered Shares it purchased under this Section 4.2.

(e) Rights of a Selling Shareholder. If any Preferred Holder exercises its right of first refusal to purchase up to its pro rata portion of the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such portion of Offered Shares from such Preferred Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such portion of Offered Shares to be surrendered to the Company for transfer to such Preferred Holder.

(f) For the avoidance of doubt, each of the Investors may freely transfer any Equity Securities of the Company now or hereafter owned or held by it without limitation; provided that (i) such transfer is effected in compliance with all applicable Laws, (ii) the transferee shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such transfer, and (iii) the transferee is not a Competitor. The Company shall update its register of members upon the consummation of any such permitted transfer. Each of the Investors shall be entitled to disclose to any bona fide proposed transferee any information, documents or materials concerning the Company known to or in possession of such Investor, and the Company shall provide any assistance or cooperation reasonably requested by it or the proposed transferee in connection with such proposed transferee’s due diligence investigation of the Company.

(g) Application of Co-Sale Right. In the event that the Preferred Holders have not exercised their right of refusal with respect to all of the Offered Shares, then the sale of the remaining Offered Shares not purchased under the right of first refusal pursuant to this Section 4.2 shall become subject to the co-sale right of the Preferred Holders as set forth in Section 4.3 below.

4.3 Co-Sale Right. To the extent that the Preferred Holders have not exercised their right of first refusal with respect to any or all Offered Shares, then each Preferred Holder that has not exercised its right of first refusal pursuant to Section 4.2 above (each, a “Co-Sale Right Holder”) shall have the right, exercisable upon a written notice to the Selling Shareholder, the Company and each other Preferred Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice given by a Co-Sale Right Holder shall set forth the number of Ordinary Share Equivalents (on both an absolute and as-converted basis) that such Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion of such Co-Sale Right Holder. To the extent one or more of the Co-Sale Right Holders exercise such co-sale right in accordance with the terms and conditions set forth below, the number of Ordinary Share Equivalents that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each Co-Sale Right Holder may sell all or any part of that number of Ordinary Share Equivalents held by it that is equal to the Co-Sale Pro Rata Portion. To the extent that any Co-Sale Right Holder does not exercise its co-sale right to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the Co-Sale Right Holders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each Co-Sale Right Holder so that any remaining Offered Shares may be allocated to such Co-Sale Right Holders on a pro rata basis.

(b) Transferred Shares. Each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Ordinary Share Equivalents which such Co-Sale Right Holder elects to sell;

(ii) that number of Preferred Shares which is at such time convertible into applicable number of Ordinary Shares (calculated on an as-converted basis in accordance with the Memorandum and Articles) that such Co-Sale Right Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Section 4.3(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such Shares to the purchaser and contingent upon such transfer; or

(iii) a combination of the above.

(c) Payment to Co-Sale Right Holders. The share certificate or certificates that the Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.3(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any Share or other securities from a Co-Sale Right Holder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Share Equivalents unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Shares or other Equity Securities of the Company from such Co-Sale Right Holder for the same consideration and the same terms and conditions as the proposed transfer described in the Transfer Notice.

(d) Right to Transfer. To the extent the Preferred Holders do not elect to purchase, or to participate in the sale of, up to its pro rata portion of the Offered Shares subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each Preferred Holder of the Transfer Notice, conclude a transfer of the remaining Offered Shares, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Share Equivalents by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Preferred Holders, as applicable, and shall require compliance by the Selling Shareholder with the procedures described in Section 4.2 and Section 4.3 of this Agreement.

4.4 Right of Drag-along.

(a) In the event that the Company failed to redeem all or any part of the outstanding Preferred Shares held by the applicable requesting holders of Preferred Shares as stipulated in Article 4.6 of the Memorandum and Articles, the holders of at least seventy-five percent (75%) of the then outstanding Preferred Shares shall have the right to jointly approve a Trade Sale (as defined below, an “Approved Sale”) to a bona fide third-party potential purchaser with a valuation of the Company of at least US$200,000,000 or other valuation jointly approved by the holders of at least seventy-five percent (75%) of the then outstanding Preferred Shares and holders of a majority of the then outstanding Ordinary Shares. Each of the other Shareholders of the Company (the “Dragged Shareholders”) shall (i) sell, transfer, and/or exchange, as the case may be, all of their Shares in such Approved Sale to such purchaser on the same terms and conditions as were agreed by the holders of at least seventy-five percent (75%) of the then outstanding Preferred Shares, provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ as among the Ordinary Shares, the Preferred Shares in order to reflect the liquidation preferences of the Preferred Shares set forth in these Articles; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to or in connection with such proposed Approved Sale; and (iii) take all actions reasonably necessary to consummate the proposed Approved Sale.

(b) Notwithstanding anything herein to the contrary, if at any time after the date of this Agreement, (1) more than seventy-five percent (75%) of the then outstanding Preferred Shares, and (2) more than half of all the outstanding Ordinary Shares of the Company voting separately on an as-converted basis (collectively, the “Drag-Along Shareholders”), all vote in favor of a proposed transfer of all Ordinary Shares or securities convertible into or exercisable for Ordinary Shares of the Company (the “Equity Securities”) held by them to a purchaser, or approve a proposed Trade Sale (each, a “Drag-Along Sale”), then, in any such event, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the Dragged Shareholders shall (i) be present, in person or by proxy, as a holder of shares of voting securities, at all meetings for the vote upon any such proposed Acquisition (so as to be counted for the purposes of determining the presence of a quorum at such meetings); (ii) vote, or give its written consent with respect to, all the Ordinary Shares held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (iii) transfer all of their Equity Securities in such Drag-Along Sale to such purchaser; (iv) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; and (v) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including without limitation amending Memorandum and Articles of the Company. All proceeds derived from a Dragged-Along Sale shall be distributed among the holders of Preferred Shares and Ordinary Shares in accordance with the Memorandum and Articles, taking into account any liquidation preferences to which the holders of Preferred Shares are entitled thereunder. Notwithstanding any provision to the contrary, the share transfer restrictions of Section 4 of this Agreement shall not apply to any transfers made pursuant to this Section 4.4.

(c) Representation and Undertaking.

(i) Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

(ii) Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party (the “Consents”), which are required to be obtained or made in connection with the Drag-Along Sale.

(iii) Each of the Dragged Shareholders undertakes to pay its pro rata share of expenses incurred in connection with the Drag-Along Sale.

(d) Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 4.4 the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of closing of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the purchasers; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (iii) the Drag-Along Sale Date; (iv) the number of shares held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (v) the number of shares of the Dragged Shareholders to be included in the Drag-Along Sale. In the event that the Drag-Along Sale Date does not occur within ninety (90) days after the date of the Drag-Along Notice, the Shareholders of the Company shall have no obligations to sell their Equity Securities unless they receive a new Drag-Along Notice or otherwise agree with the purchaser(s) in writing.

(e) Transfer Certificate. On the Drag-Along Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Securities of the Company to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

(f) Payment. Subject to Article 4.3 of the Memorandum and Articles, the Dragged Shareholders shall receive consideration per share equal to the per share consideration received by the Drag-Along Shareholders pursuant to the proposed Drag-Along Sale. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section 4.4, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Company and, in the event of liquidation of the Company, their rights with respect to any consideration they would have received if they had complied with this Section 4.4, if any, shall be subordinate to the rights of any equity holder. In addition, the Company shall stop any subsequent transfer of any such shares held by such Shareholders.

(g) Definition of Trade Sale. A “Trade Sale” shall mean (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or the Domestic Co, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company or the Domestic Co, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company or the Domestic Co; or (iv) a merger, consolidation or other business combination of the Company or the Domestic Co with or into any other business entity in which the Shareholders of the Company or the Domestic Co, immediately after such merger, consolidation or business combination, hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

4.5 Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Holders under this Section 4 shall not apply to (a) to a repurchase of Shares from a Selling Shareholder by the Company at a price no greater than that originally paid by such Selling Shareholder for such Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, (b) in the case of a Selling Shareholder that is a natural person, upon a transfer of Shares by such Selling Shareholder of no more than ten percent (10%) in aggregate of all of the Ordinary Shares he holds in the Company as of the date of this Agreement (unless otherwise approved in writing by the Investors), either during his or her lifetime or on death by will or intestacy, to his or her Immediate Family Members or any other relatives approved by the Board of the Company, or any custodian or trustee for the account of a Selling Shareholder or a Selling Shareholder’s Immediate Family Members, and (c) the sale of any Shares to the public in a Qualified Public Offering or in connection with a sale of the Company (each transferee pursuant to the foregoing subsections (a), (b) and (c), a “Permitted Transferee”); provided that, in any event, adequate documentation therefore is provided to the Preferred Holders to their reasonable satisfaction with respect to such transfer and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.6 Prohibited Transfers.

(a) Except for transfers to his Permitted Transferees as provided in Section 4.5 above, none of the Founders, or their Permitted Transferees shall, without the prior written consent of (i) the Series A Holder holding at least a majority of the Series A Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (ii) the Series B Holders holding at least a majority of the Series B Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (iii) the Series C Holders holding at least a majority of the Series C Shares and applicable Conversion Shares then outstanding (on an as-converted basis), and (iv) the Series C1 Holders holding at least a majority of the Series C1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (v) the Series D Holders holding at least a majority of the Series D Shares and applicable Conversion Shares then outstanding (on an as-converted basis), and (vi) the Series D1 Holders holding at least a majority of the Series D1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis), sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions any Company’s Equity Securities now or hereafter held by him to any Person on or prior to a Qualified Public Offering. Notwithstanding the foregoing, each of the Founders shall be entitled to sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions up to three percent (3%) in the aggregate of all of the Ordinary Shares it holds in the Company as of the date of this Agreement to any other third parties.

(b) Any attempt by a Party to sell or transfer any Equity Securities of the Company in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Equity Securities without the written consent of, (i) the Series A Holders holding at least a majority of the Series A Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (ii) the Series B Holders holding at least a majority of the Series B Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (iii) the Series C Holders holding at least a majority of the Series C Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (iv) the Series C1 Holders holding at least a majority of the Series C1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (v) the Series D Holders holding at least a majority of the Series D Shares and applicable Conversion Shares then outstanding (on an as-converted basis), and (vi) the Series D1 Holders holding at least a majority of the Series D1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis).

4.7 Legend.

(a) If and as determined by the Board, each certificate representing the Ordinary Shares held by the Founders shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF THE COMPANY.”

(b) Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 4.7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Agreement.

4.8 Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein but subject to Section 4.5 above, without the prior written approval of (i) the Series A Holders holding at least a majority of the Series A Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (ii) the Series B Holders holding at least a majority of the Series B Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (iii) the Series C Holders holding at least a majority of the Series C Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (iv) the Series C1 Holders holding at least a majority of the Series C1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (v) the Series D Holders holding at least a majority of the Series D Shares and applicable Conversion Shares then outstanding (on an as-converted basis), and (vi) the Series D1 Holders holding at least a majority of the Series D1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (i) none of the Group Companies shall, nor shall any of them cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Equity Securities in any Group Company to any Person, and (ii) none of the Founder shall, nor shall any of them cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Equity Securities in any PRC Group Company to any Person. Any transfer in violation of this Section 4.8 shall be void and each Group Company, each Founder hereby agrees that it will not effect such sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposition nor will it treat any alleged transferee as the holder of such Equity Securities unless in accordance with this Section 4.8.

4.9 Term. The provisions under this Section 4 shall terminate upon consummation of a Qualified Public Offering.

5. ASSIGNMENT AND AMENDMENT.

5.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights; Inspection Rights; Registration Rights. The Information Rights and Inspection Rights under Section 1.1 may be assigned to other Preferred Holders and any of their Affiliates without the consent of other Parties of this Agreement; provided, however, that such assignee shall not be any portfolio company in which such assigning Preferred Holder holds an equity interest for typical venture capital investment purposes. The registration rights of the Holders under Section 2 may be assigned to any other Holder or to any Person acquiring the Registrable Securities; provided, however, that (i) in either case no Party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning Party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; (ii) any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5; and (iii) in the event of assignment of the registration rights of a Holder under Section 2, such assignment (a) is in connection with a transfer of all the Registrable Securities owned by such Holder, (b) involves a transfer of at least 1,000,000 shares of Registrable Securities, or (c) is to constituent partners or shareholders who agree to act through a single representative.

(b) Other Preferred Rights. The rights of the Participation Rights Holders under Section 3 and the rights of the Preferred Holders under Section 4 are fully assignable in connection with a transfer of Shares of the Company by such Participation Rights Holders or Preferred Holders; provided, however, that no Party may be assigned any of the foregoing rights unless the Company is given written notice by such Participation Rights Holders or Preferred Holders stating the name and address of the assignee and identifying the Shares of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(c) Other Rights Not Assignable. Unless otherwise expressly provided hereunder, the rights and obligations of the Founder and the Group Companies shall not be assignable without the prior written consent of (i) the Series A Holders holding at least a majority of all outstanding Series A Shares and applicable Conversion Shares (on an as-converted basis), (ii) the Series B Holders holding at least a majority of Series B Shares and applicable Conversion Shares (on an as-converted basis), (iii) the Series C Holders holding at least a majority of Series C Shares and applicable Conversion Shares (on an as-converted basis), (iv) the Series C1 Holders holding at least a majority of the Series C1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis), (v) the Series D Holders holding at least a majority of the Series D Shares and applicable Conversion Shares then outstanding (on an as-converted basis), and (vi) the Series D1 Holders holding at least a majority of the Series D1 Shares and applicable Conversion Shares then outstanding (on an as-converted basis).

5.2 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of, (i) as to the Group Companies, only by the Company; (ii) as to any Investor, only by such Investor; and (iii) as to any Founder, only by such Founder. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Party and its assigns.

6. CONFIDENTIALITY AND NON-DISCLOSURE.

6.1 Disclosure of Terms. The Financing Terms, including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

6.2 Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Investors.

6.3 Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Financing Terms to its current or bona fide prospective investors, directors, officers, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such Persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their respective fund manager, other funds managed by their respective fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors.

6.4 Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Series C1 Purchase Agreement, the Series D Purchase Agreements, the Series D1 Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such Party (the “Disclosing Party”) shall provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

6.5 Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

6.6 Affiliates. Each Party shall cause each of its Affiliates to comply with all of the restrictions, limitations and obligations set forth in this Section 6 as if it were a party hereto.

7. ADDITIONAL COVENANTS.

7.1 Protective Provisions. In addition to such other limitations as may be provided in the Memorandum and Articles, the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Preferred Majority given in writing or passed at a separate meeting of the Preferred Majority (except that items (a)-(l) below require the prior written approval of the Majority Series A Holders, Majority Series B Holders, Majority Series C Holders and Majority Series D Holders), which approval shall not be unreasonably withheld. The term “Company” means, in each case, the Company itself as well as each other Group Company, unless wholly inapplicable:

(a) any alteration or change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Preferred Shares;

(b) the authorization, creation, reclassification or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Preferred Shares or any new issuance of debt or Equity Securities (or warrants, options or similar rights to acquire such securities) of the Company other than issuances to employees, directors and consultants pursuant to the ESOP;

(c) any repurchase or redemption of any Equity Securities of the Company (other than pursuant to the terms herein, or conditions upon which such Equity Securities are issued and in both cases in accordance with the re-purchase or redemption provisions in the Memorandum and Articles or other constitutional documents) and the issuance of Equity Securities with such rights of repurchase or redemption;

(d) any stock split, share consolidation or stock dividend, reclassification or other forms of restructuring of capital of the Company;

(e) any increase or decrease of the registered capital of the Company, the WFOE and/or the Domestic Company;

(f) any amendment or repeal of any provision of the Memorandum and Articles or other constitutional documents of the Company;

(g) cease to conduct or carry on its business substantially as now conducted by any Group Company;

(h) any acquisition, merger, sale consolidation, or joint venture of the Company;

(i) any public offering of any debt or Equity Securities of the Company (except for a Qualified Public Offering);

(j) the liquidation, winding up, dissolution, reorganization, or arrangement of the Company under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors;

(k) the sale of all or substantially all the Company’s assets, intellectual property or goodwill, or the purchase of all or substantially all of the assets of another entity or acquisition of any entity;

(l) the adoption, amendment or termination of the ESOP for the benefit of the Company’s employees, directors and consultants and the amendment to any terms and conditions thereof;

(m) the declaration or payment of a dividend on any Equity Securities of the Company;

(n) any creation or authorization of the creation of any debt security (other than equipment leases or bank lines of credit), unless such debt security has received the prior approval of the Board (including the approval of the Investor Directors) or is incurred in the ordinary course of business;

(o) any change of the size of the board of directors of any Group Company;

(p) any change in the nature or scope of the business of the Company, enter new lines of business, or the current line of business;

(q) establishment of any subsidiary or strategic alliance of the Company with or into one or more entities;

(r) any transaction between the Company and any of its Shareholders, director, officers, employees or other insider and any of their Affiliates or Associates other than on an arms-length basis and upon prior full disclosure in writing to the Shareholders;

(s) any matter in which the Company pledges or mortgage its assets or acts as a guarantor;

(t) any increase or decrease in the number of directors of any Group Company’s Board;

(u) the appointment or removal of the chief executive officer and chief financial officer of the Company;

(v) the appointment or removal of the auditors of the Company and the determination of their fees, remuneration or other compensation;

(w) any increase in compensation of any of the five (5) most highly compensated employees of the Company;

(x) amendment of accounting policies or change of the financial year of the Company;

(y) any related transaction with any third party other than those in the ordinary course of business;

(z) any entering into, restatement or amendment to agreements between either the Domestic Company or another PRC entity and the WFOE or another PRC Subsidiary of the Company (including without limitation the Second Amended and Restated Control Documents) that provide contractual control to the WFOE or such PRC Subsidiary of the Company over the Domestic Company or such other PRC entity and therefore allow the Company to consolidate the financial statements of the Domestic Company or such other PRC entity with those of the Company for financial reporting purposes outside of the ordinary course of business;

(aa) any incurrence of debt or expenditure by the Company in excess of US$100,000 (whether by single or series of related transaction(s)), other than (i) those debts or expenditures as provided for in the annual budget adopted by the Board; or (ii) trade credit incurred in the ordinary course of business of the Company;

(bb) a Qualified Public Offering;

(cc) the adoption of the annual budget and the establishment of milestones for the Company.

7.2 Meetings of the Board.

Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly at the place designated by the Board in accordance with an agreed upon schedule.

7.3 Business Principles.

The Company agrees and undertakes to the Investors that the business of the Company will be designed and carried on in accordance with the following business principles (collectively, the “Business Principles”), namely, in a way that:

(a) provides safe and healthy working conditions for its employees and contractors;

(b) encourages the efficient use of natural resources and promotes the protection of the environment;

(c) treats all employees fairly in terms of recruitment, progression, remuneration and conditions of work, irrespective of gender, race, color, language, disability, political opinion, age, religion, or national/social origin;

(d) allows consultative work-place structures and associations that provide employees with an opportunity to present their views to management;

(e) takes account of the impact of its operations on the local community and seeks to ensure that potentially harmful occupational health and safety, environmental and social effects are properly assessed, addressed and monitored;

(f) upholds high standards of business integrity and honesty, and operates in accordance with local laws and international good practice (including those intended to fight extortion, bribery and financial crime);

(g) implements a social and environmental management system that enables effective identification, management and monitoring of any risks and provides a framework for action; and

provides for the reporting of the company’s compliances with the Business Principles in an annual report by the company to its Board in a manner that allows a reader to make an informed assessment of the business of the Company and, to the extent relevant, its subsidiary undertakings as against the requirements of the Business Principles.

7.4 Amendment to the Amended and Restated Control Documents.

In the event that any provision under the Second Amended and Restated Control Documents (as defined in the Series D1 Purchase Agreement) is ruled by any relevant Governmental Authority as invalid or unenforceable under the Laws of the PRC, the Founders and the Group Companies shall, subject to the Laws of the PRC, use their commercially best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to ensure that substantially all of the income generated by the Domestic Co is consolidated into the WFOE.

7.5 Qualified Public Offering

The Company and Founders undertake to use their commercially best efforts to, within forty-eight (48) months from the date of Closing (as defined in the Series D1 Purchase Agreement), conduct a Qualified Public Offering of the Company in the United States/Hong Kong or other recognized securities exchange acceptable to the Investors.

7.6 ESOP.

(a) The Company and the Founders shall use, and shall cause the WFOE and the Domestic Co to use, commercially reasonable efforts to obtain all applicable authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary to adopt the ESOP in compliance with the Laws of the PRC, and will cooperate fully with the Investors in promptly seeking to obtain all such applicable authorizations, consents, orders and approvals.

(b) Unless approved by the Board, all officers, directors, employees and consultants of the Company who shall purchase, or receive options to purchase, Ordinary Shares of the Company under the ESOP shall be required to execute share purchase or option agreements providing for (i) a four-year vesting restriction, to run from the respective grant date of each such security, which shall lapse as to 1/4th of the original share grant as of one year from the grant date and which shall lapse as to 1/4th of the original share grant at the end of each year thereafter, and (ii) a one-hundred eighty (180) day lockup period or other time period as required by the applicable laws and regulations in connection with the Company’s Qualified Public Offering.

(c) Each award or grant of options under the ESOP shall require the Board’s approval (including the affirmative votes of the Investor Directors). The Company shall retain a “right of first refusal” on employee transfers until the Company’s Qualified Public Offering and the right to repurchase unvested shares at cost.

7.7 Non-Compete and Non-Solicitation.

(a) Each of Mr. Lai and Mr. Ding shall, commencing from the date hereof until the earlier of the first anniversary of (a) a Trade Sale, and (b) the date on which he is not employed by the Company, devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies. Each of Mr. Lai and Mr. Ding hereby covenants and undertakes that, during the period when he is employed by the Company or holds more than five percent (5%) of the aggregate outstanding equity securities of the Company and for a further period of twenty-four (24) months thereafter, he shall not, directly or indirectly through any Affiliate or Associate, own, manage, be engaged in, operate, Control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation, or Control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is competitive to the Principal Business or otherwise competes with any Group Company.

(b) Each of Mr. Lai and Mr. Ding hereby further covenants and undertakes that, during the period when he is employed by the Company or holds more than five percent (5%) of the aggregate outstanding equity securities of the Company, he/she shall not cause, solicit, induce or encourage any directors, officers or employees of the Group Companies to leave such service or employment, or cause, permit or encourage any person or entity other than the Group Companies to hire, employ or otherwise engage any such individual, or cause, induce or encourage any current or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship.

7.8 Business of the Group Companies. The business of each Group Company shall, and the Founders shall cause the business of each Group Company to, be restricted to the Business, except with the approval of the Board.

7.9 SAFE Registration. If any holder or beneficial owner of any Equity Security of the Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties (other than the Investors) shall use their commercially best efforts to promptly obtain a Power of Attorney from such Security Holder, and shall use their commercially best efforts to cause the designated representative under such Power of Attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, the Parties (other than the Investors) shall use their commercially best efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company.

7.10 Second Amended and Restated Control Documents. The Founders and the Group Companies shall ensure that each party to the relevant Second Amended and Restated Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Second Amended and Restated Control Documents. Any termination, or material modification or waiver of, or material amendment to any Second Amended and Restated Control Documents shall require the written consent of the Preferred Majority. If any of the Second Amended and Restated Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties shall devise a feasible alternative legal structure reasonably satisfactory to the Preferred Majority which gives effect to the intentions of the parties in each Second Amended and Restated Control Document and the economic arrangement thereunder as closely as possible.

7.11 Control of Subsidiaries. The Company shall, and each Founder shall cause the Company to, institute and keep in place such arrangements as are reasonably satisfactory to the Preferred Majority such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the relevant accounting standards.

7.12 Compliance with Laws. The Group Companies shall, and each Founder shall cause the Group Companies to, use commercially best efforts to, conduct their respective business in compliance with all applicable Laws in all material respects, including but not limited to Laws regarding foreign investments, corporate registration and filing, foreign exchange, telecommunication, Intellectual Property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

7.13 Intellectual Property Protection. Subject to the Intellectual Property protection plan approved by the Board, the Group Companies shall, and each Founder shall cause the Group Companies to, take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each key employee of each Group Company to enter into an employment agreement, a confidential information and Intellectual Property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, Intellectual Property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Preferred Majority.

7.14 Internal Control System. The Group Companies shall, and each Founder shall cause the Group Companies to use commercially best efforts to maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

7.15 Option to Purchase the Domestic Company. The Parties hereby acknowledge and agree that, as part of the consideration for each Investor’s investment in the Company and other valuable consideration, the Company has the option, exercisable by the Company or any then Subsidiary thereof at any time (provided that such purchase by the Company or such subsidiary is permitted under the then applicable Laws of the PRC), to purchase or transfer to an Affiliate of the Company the entire equity interest of the Domestic Company from the shareholders of the Domestic Company at the lowest amount permitted under the Laws of the PRC then applicable. The Parties further agree to effect such transfer of equity interest in the Domestic Company upon and only upon receipt of the written request of the Preferred Majority, provided that such transfer shall at the time of such request be permissible under the Laws of the PRC then applicable.

7.16 Controlled Foreign Corporation. The Company will provide written notice to the Investors as soon as practicable if at any time the Company is notified that it or any Group Company has become a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the United States Internal Revenue Code of 1986 (the “Code”). Upon written request of the Investor who is a United States shareholder within the meaning of Section 951(b) of the Code, the Company will (i) use best efforts to provide in writing such information as is in its possession and reasonably available concerning its shareholders to assist the Investor in determining whether the Company is a CFC and (ii) provide the Investor with reasonable access to such other Company information as is in the Company’s possession and reasonably available as may be required by the Investor (A) to determine the Company’s status as a CFC, (B) to determine whether the Investor is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or (C) to allow the Investor to otherwise comply with applicable United States federal income tax laws.

7.17 Passive Foreign Investment Company. The Company shall use commercially reasonable efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for the current and any future taxable year. The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify the Investor of such status or risk. In connection with a “Qualified Electing Fund” election (a “QEF Election”) made by the Investor pursuant to Section 1295 of the Code or a “Protective Statement” filed by an Investor pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide the Investor with annual financial information in the form requested by the Investor as soon as reasonably practicable following the end of each taxable year of the Investor (but in no event later than forty-five (45) days following the end of each such taxable year), and shall, upon the request in writing by the Investor, provide the Investor with access to such other information, as is in the Company’s possession and reasonably available, as may be required for purposes of filing U.S. federal income tax returns in connection with such QEF Election or Protective Statement. In the event that it is determined by the Company’s or the Investor’s tax advisors that the control documents in place between one or more of the Company’s wholly owned Subsidiaries and/or the Company, on the one hand, and any of the Group Companies organized in the PRC that is not a wholly foreign owned enterprise, on the other hand, does not allow the Company to look through the Group Companies to their assets and income for purposes of the PFIC rules and regulations under the Code, the Company shall use its best efforts to take such actions as are reasonably necessary or advisable, including the amendment of such control documents, to qualify for such look-through treatment of the Group Companies under the PFIC rules and regulations under the Code.

7.18 The Company shall not make any election of its classification for U.S. federal income tax purposes as an entity other than corporation without approval of the board, which approval shall include that of the Matrix Director or the Morningside Director. The Company shall, and shall cause each of its Subsidiaries to provide such additional information with respect to the Company and its Subsidiaries as is reasonably requested in writing and in the possession of or readily obtainable by the Company or its Subsidiaries to enable the Investors (and their respective equity holders) to comply with applicable U.S. federal income tax laws.

7.19 PRC Tax Indemnification. The Company shall, until the end of the applicable statute of limitation for tax assessment, indemnify and hold each Shareholder harmless from and against any tax caused by the Company’s pre-IPO reorganization (including without limitation the share swap arrangement through which the Company acquired all of the outstanding shares of the BVI Co, the “Reorganization”) and levied by the competent PRC tax authority on such Shareholder as evidenced by a final and non-appealable tax assessment issued by such tax authority in accordance with the Announcement on Several Issues concerning the Enterprise Income Tax on Income from Indirect Transfer of Assets by Non-resident Enterprises (Announcement of the State Administration of Taxation [2015] No. 7), the Announcement on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (Announcement of the State Administration of Taxation [2017] No. 37) and other applicable PRC tax laws (collectively, the “PRC Tax”); provided, however, that the foregoing indemnification shall not apply to any PRC Tax incurred by such Shareholder as a result of such Shareholder’s own gross negligence or willful misconduct. Each Shareholder agrees: (i) to cooperate with the Company and provide all related information and materials as is reasonably requested by the Company to assist the Group Companies to comply with applicable PRC tax laws; (ii) not to settle, compromise or otherwise seek to terminate any action or claim relating to the PRC Tax without the prior written consent of the Company (such consent not to be unreasonably withheld); and (iii) in the case of any tax investigation, audit, challenge, pre-tax assessment notice or tax assessment notice and/or dispute arising out of or in connection with the Reorganization (the “Tax Proceeding”), to promptly notify the Company of such Tax Proceeding, use commercially reasonable efforts to provide all related information and materials to the Company, and use commercially reasonable efforts to take all other necessary actions for the Company to assume control of any correspondence, discussion, negotiation, and/or defense regarding such Tax Proceeding.

7.20 Assumption of Obligations. The Company shall assume all obligations of the BVI Co under the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Series C1 Purchase Agreement, the Series D Purchase Agreements, and the Series D1 Purchase Agreement.

7.21 Termination of Covenants. The covenants set forth in this Section 7 (other than Section 7.5) shall terminate and be of no further force or effect upon (a) the consummation of a Qualified Public Offering, or (b) upon the consummation of a Deemed Liquidation Event, as such term is defined in the Memorandum and Articles, whichever event shall first occur.

8. GENERAL PROVISIONS.

8.1 Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit B hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Exhibit B; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties as set forth in Exhibit B with next- Business Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other Party written notice of the new address in the manner set forth above.

8.2 Entire Agreement.

This Agreement, the Series D1 Purchase Agreement, the Second Amended and Restated Control Documents, and any other ancillary agreements (if any in connection with the Series D1 Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof, including without limitation the Prior Agreement. The Prior Agreement shall be terminated as of the date hereof.

8.3 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8.4 Severability.

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

8.5 Third Parties.

Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

8.6 Successors and Assigns.

Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto. Each successor, transferee, or permitted assign of the Parties hereto shall become a party to this Agreement by executing and delivering an adherence agreement substantially in the form attached hereto as Exhibit C.

8.7 Interpretation; Captions.

This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to sections and exhibits of this Agreement.

8.8 Counterparts; Facsimile.

This Agreement may be executed and delivered by facsimile or other electronic signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 Adjustments for Share Splits, Etc.

Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Shares of such class or series of Shares by such subdivision, combination or share dividend.

8.10 Aggregation of Shares.

All Preferred Shares or Ordinary Shares held or acquired by Affiliate or Persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.11 Shareholders Agreement to Control.

If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall control among the Shareholders of the Company. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency.

8.12 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c) The arbitration proceedings shall be conducted in Chinese. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.12 shall prevail.

(d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e) Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

— REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK –

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first above written.

COMPANY:	LIZHI INC.

	By:	/s/ Jinnan Lai
	Name:	Jinnan Lai
	Title:	Director

BVI CO:	LIZHI INC.荔枝公司

	By:	/s/ Jinnan Lai
	Name:	Jinnan Lai
	Title:	Director

HK CO:	LIZHI HOLDING LIMITED (荔枝控股有限公司)

	By:	/s/ Jinnan Lai
	Name:	Jinnan Lai
	Title:	Director

DOMESTIC CO:	GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD. (SEAL) (广州荔支网络技术有限公司) (盖章)

	By:	/s/ Ning Ding
	Name:	Ning Ding
	Title:	Legal Representative

Affix Seal: /s/ Seal of GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD.

WFOE:	BEIJING HONGYI TECHNOLOGY CO., LTD. (SEAL) (北京泓毅怡创信息技术有限公司) (盖章)

	By:	/s/ Ning Ding
	Name:	Ning Ding
	Title:	Legal Representative

Affix Seal: /s/ Seal of BEIJING HONGYI TECHNOLOGY CO., LTD.

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

CHANGSHA SUBSIDIARY:	CHANGSHA LIMANG INTERACTION ENTERTAINMENT CO., LTD. (SEAL) (长沙荔芒互动娱乐有限公司) (盖章)

	By:	/s/ Juan Ren
	Name:	Juan Ren
	Title:	Legal Representative

Affix Seal: /s/ Seal of CHANGSHA LIMANG INTERACTION ENTERTAINMENT CO., LTD.

HUAIAN SUBSIDIARY:	HUAIAN LIZHI NETWORK TECHNOLOGY CO., LTD. (SEAL) (淮安荔枝网络技术有限公司) (盖章)

	By:	/s/ Juan Ren
	Name:	Juan Ren
	Title:	Legal Representative

Affix Seal: /s/ Seal of HUAIAN LIZHI NETWORK TECHNOLOGY CO., LTD.

GUANGZHOU SUBSIDIARY:	GUANGZHOU ZHIYA NETWORK TECHNOLOGY CO., LTD. (SEAL) (广州吱呀网络科技有限公司) (盖章)

	By:	/s/ Ning Ding
	Name:	Ning Ding
	Title:	Legal Representative

Affix Seal: /s/ Seal of GUANGZHOU ZHIYA NETWORK TECHNOLOGY CO., LTD.

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

	By:	/s/ Jinnan Lai
	Name:	Jinnan Lai

	By:	/s/ Ning Ding
	Name:	Ning Ding

VOICE WORLD:	VOICE WORLD Ltd 世界之音控股有限公司

	By:	/s/ Jinnan Lai
	Name:	Jinnan Lai
	Title:	Director

AI VOICE:	AI VOICE Ltd 乐音控股有限公司

	By:	/s/ Ning Ding
	Name:	Ning Ding
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:	MATRIX PARTNERS CHINA I HONG KONG LIMITED

	By:	/s/ YIBO SHAO
Print Name: YIBO SHAO Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:	MORNINGSIDE CHINA TMT FUND II, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By:
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

	in	on

/s/ Jill Marie Franklin
Name: Jill Marie Franklin
Director/Authorised Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:	MORNINGSIDE CHINA TMT TOP UP FUND, L.P.,
a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By:
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company,
its general partner

	in	on

/s/ Jill Marie Franklin
Name: Jill Marie Franklin
Director/Authorised Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:	PEOPLE BETTER LIMITED

	By:	/s/ Shouzi Zhou
Name: Shouzi Zhou Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:	SHUNWEI INTERNET LIMITED

	By:	/s/ Tuck Lye KOH
Name: Tuck Lye KOH Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:	CYBER DREAMER LIMITED

	By:	/s/ Gabriel Li
Name: Gabriel Li Title: Authorized Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:	EVOLUTION MEDIA CHINA L.P.

	By:	TPG Media Partners III GP, LLC, its general partner

	By:	/s/ David Mosse
Name: David Mosse Title: Authorized Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first written above.

INVESTORS:

	By:	/s/ Jinnan Lai
Name: Jinnan Lai

[Signature Page to Shareholders Agreement]

EXHIBIT A

DEFINITIONS

“Acquisition”	means (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company with or into any other business entity in which the Shareholders of the Company immediately after such merger, consolidation or business combination hold Shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

“Additional Number”	has the meaning set forth in Section 3.3(b);

“Affiliate”	means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and without limiting the generality of the foregoing, (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (ii) any shareholder of such Investor, (iii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor, its shareholder, the general partner or the fund manager of such Investor or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company.

“AI Voice”	has the meaning as set forth in the Preamble.

“Associate” of a given Person	of a given Person means (i) a corporation or organization of which such given Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities, (ii) any trust or other estate in which such given Person has a substantial beneficial interest or as to which such given Person serves as trustee or in a similar capacity, or (iii) any Relative of such given Person.

“Board”	means the Company’s board of directors.

EXHIBIT A

“Business Day”	means a day (other than a Saturday or a Sunday) that the banks in the Cayman Islands, Hong Kong, the PRC, or the City of New York are generally open for business.

“BVI Co”	has the meaning set forth in Schedule B hereof.

“CFC”	has the meaning set forth in Section 7.16.

“Changsha Subsidiary”	has the meaning set forth in Schedule B hereof.

“Code”	has the meaning set forth in Section 7.16.

“Company”	has the meaning set forth in the Preamble.

“Competitor”	means any of the competing businesses listed in Schedule A hereof and any Person that, directly or indirectly, through one or more intermediaries, Controls any of the competing businesses listed in Schedule A hereof.

“Control” of a given Person	means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors or similar governing body of such Person; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Conversion Shares”	means the Ordinary Shares issued or issuable upon conversion of Series A Shares, Series B Shares, Series C Shares, Series C1 Shares, Series C1+ Shares, Series D Shares or Series D1 Shares (with each of such Conversion Shares being referred to as a “Conversion Share”).

“Co-Sale Notice”	has the meaning set forth in Section 4.3.

“Co-Sale Pro Rata Portion” of a Co-Sale Right Holder	means the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right under Section 4.3 by (y) a fraction, the numerator of which is the number of Ordinary Share Equivalents (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Share Equivalents (on an as-converted basis) at the time owned by all Co-Sale Right Holders and the Selling Shareholder.

EXHIBIT A

“Co-Sale Right Holder”	has the meaning set forth in Section 4.3.

“Co-Sale Right Period”	has the meaning set forth in Section 4.3.

“Deemed Liquidation Event”	has the meaning set forth in the Memorandum and Articles.

“Disclosing Party”	has the meaning set forth in Section 6.4.

“Domestic Co”	has the meaning set forth in Schedule B hereof.

“Domestic Co1”	has the meaning set forth in the preamble.

“Drag-Along Notice”	has the meaning set forth in Section 4.4(d).

“Drag-Along Sale”	has the meaning set forth in Section 4.4(b).

“Drag-Along Sale Date”	has the meaning set forth in Section 4.4(d).

“Drag-Along Shareholders”	has the meaning set forth in Section 4.4(b).

“Dragged Shareholders”	has the meaning set forth in Section 4.4(a).

“Equity Securities”	means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“ESOP”	means an employee stock option plan or any other similar employee incentive plan or arrangement of the Company.

“Exchange Act”	means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Financing Terms”	means the terms and conditions of this Agreement, the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Series C1 Purchase Agreement, the Series D Purchase Agreements, the Series D1 Purchase Agreement, and all exhibits and schedules attached to such agreements.

EXHIBIT A

“First Participation Notice”	has the meaning set forth in Section 3.3(a).

“First Refusal Allotment” of a Preferred Holder	has the meaning set forth in Section 4.2(a).

“First Refusal Expiration Notice”	has the meaning set forth in Section 4.2(b).

“First Refusal Notice”	has the meaning set forth in Section 4.2.

“First Refusal Period”	has the meaning set forth in Section 4.2.

“Form F-3”	means, for purpose of Section 2, such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Founders”	includes Mr. Lai, Mr. Ding, Voice World and AI Voice.

“Governmental Authority”	means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction.

“Group Companies”	has the meaning as set forth in the Preamble.

“Guangzhou Subsidiary”	has the meaning set forth in Schedule B hereof.

“HK Co”	has the meaning set forth in Schedule B hereof.

“Holder”	means, for purpose of Section 2, any Person owning or having the right to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with this Agreement.

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.

“Huai’an Subsidiary”	has the meaning set forth in Schedule B hereof.

“Immediate Family Member”	means a child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

EXHIBIT A

“Information Rights”	has the meaning set forth in Section 1.1(a)(vii).

“Initiating Holders”	has the meaning set forth in Section 2.3(b).

“Inspection Rights”	has the meaning set forth in Section 1.1(b).

“Investor Directors”	has the meaning set forth in Section 1.2(a).

“Law”	means any applicable law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common or customary law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure of any Governmental Authority.

“Majority Series A Holders”	means the holders of more than fifty percent (50%) of the voting power of the then issued and outstanding Series A Shares.

“Majority Series B Holders”	means the holders of more than fifty percent (50%) of the voting power of the then issued and outstanding Series B Shares.

“Majority Series C Holders”	means the holders of more than two-third (2/3) of the voting power of the then issued and outstanding Series C Shares, Series C1 Shares and Series C1+ Shares.

“Majority Series D Holders”	means the holders of more than fifty percent (50%) of the voting power of the then issued and outstanding Series D Shares and Series D1 Shares.

“Matrix”	has the meaning as set forth in the Preamble.

“Matrix Director”	has the meaning set forth in Section 1.2(a).

“Memorandum and Articles”	means the amended and restated memorandum of association and the articles of association of the Company adopted on March 6, 2019.

“Morningside”	has the meaning as set forth in the Preamble.

“Morningside II”	has the meaning as set forth in the Preamble.

“Morningside Director”	has the meaning set forth in Section 1.2(a).

“Mr. Ding”	has the meaning as set forth in the Preamble.

“Mr. Lai”	has the meaning as set forth in the Preamble.

“New Securities”	has the meaning set forth in Section 3.2.

EXHIBIT A

“Non-Disclosing Parties”	has the meaning set forth in Section 6.4.

“Orchid Asia”	has the meaning as set forth in the Preamble.

“Orchid Director”	has the meaning set forth in Section 1.2(a).

“EMC”	has the meaning as set forth in the Preamble.

“Offered Shares”	means, for purpose of Section 4, the Ordinary Share Equivalents to be sold or transferred by the Selling Shareholder (with each of such Offered Shares being referred to as an “Offered Share”).

“Ordinary Share Equivalents”	means, for purpose of Section 4, (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding preferred shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities.

“Ordinary Shares”	means the ordinary shares, par value US$0.0001 per share, of the Company (with each of such Ordinary Shares being referred to as an “Ordinary Share”).

“Ordinary Shareholder(s)”	has the meaning set forth in the Memorandum and Articles.

“Participation Rights Holder”	has the meaning set forth in Section 3.1.

“Parties”	means any named parties to this Agreement and their respective successors and permitted assigns (with each of such Parties being referred to as a “Party”).

“Permitted Transferee”	has the meaning set forth in Section 4.5.

“Person”	means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PFIC”	has the meaning set forth in Section 7.17.

“PRC”	means the People’s Republic of China, excluding Hong Kong, Taiwan and Macau Special Administrative Region of the PRC.

“PRC Group Companies”	means all the Group Companies established in the PRC (with each of such PRC Group Companies being referred to as a “PRC Group Company”).

“PRC Tax”	has the meaning set forth in Section 7.19.

EXHIBIT A

“Prior Agreement”	has the meaning set forth in the Preamble.

“Preferred Holders”	means the Series A Holders, Series B Holders, Series C Holders, Series C1 Holders, Series C1+ Holders, Series D Holders, Series D1 Holders and their permitted transferees to which rights under Section 4 have been duly assigned in accordance with Section 5 hereof; and a “Preferred Holder” means any one of them.

“Preferred Majority”	means the holders, or their permitted assigns, holding at least fifty percent (50%) of the then outstanding Preferred Shares.

“Preferred Shares”	means Series A Shares, Series B Shares, Series C Shares, Series C1 Shares, Series C1+ Shares, Series D Shares and Series D1 Shares (with each of such Preferred Shares being referred to as a “Preferred Share”).

“Pro Rata Share” of a Participation Rights Holder	means, for purpose of Section 3, the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

“QEF Election”	has the meaning set forth in Section 7.10.

“Qualified Public Offering”	means a firm underwritten public offering of the shares or other Equity Securities of the Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganisation or other arrangements made by or to the Company for the purposes of public offering) by an internationally recognized investment bank confirmed by the Board of the Company that has been registered under the applicable securities Laws with a pre-offering valuation of the Company of at least US$400,000,000, and gross proceeds to the Company in excess of US$70,000,000, or in a similar public offering of such shares or other Equity Securities in another jurisdiction which results in such shares or other Equity Securities trading publicly on the New York Stock Exchange, NASDAQ, Hong Kong Stock Exchange, Shanghai/Shenzhen Stock Exchange or such other recognized regional or national securities exchange that is approved by the Preferred Majority, provided that such offering satisfies the foregoing market capitalization and gross proceeds requirements.

EXHIBIT A

“Registrable Securities”	means, for purpose of Section 2, (1) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares issued (A) under the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Series C1 Purchase Agreement, the Series D Purchase Agreements, or the Series D1 Purchase Agreement, or (B) pursuant to the Right of Participation, (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, in exchange for or in replacement of any Preferred Shares described in sub-clause (1) above, and (3) any other Ordinary Shares owned or hereafter acquired by a Preferred Holder. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

“Registrable Securities Then Outstanding”	means, for purpose of Section 2, the Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

“Registration”	means, for purpose of Section 2, a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act, and the term “register”, “registered”, or “registration” in Section 2 has the meaning correlative to the foregoing.

“Registration Expenses”	means, for purpose of Section 2, all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders and any fee charged by any depository bank, transfer agent or share register, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Relatives” of a natural person	means such Person’s spouse, parents, grandparents, children, grandchildren, siblings, uncles, aunts, nephews, nieces or great-grandparents or the spouse of such Person’s children, grandchildren, siblings, uncles, aunts, nephews or nieces (with each of such Relatives being referred to as a “Relative”).

“Reorganization”	has the meaning set forth in Section 7.19.

“Request Notice”	has the meaning set forth in Section 2.3(a).

“Right of Participation”	has the meaning set forth in Section 3.1.

EXHIBIT A

“Right Participants”	has the meaning set forth in Section 3.3(b).

“SEC”	means the U.S. Securities and Exchange Commission., and the term “Commission” has the meaning correlative to the foregoing.

“Second Participation Notice”	has the meaning set forth in Section 3.3(b).

“Second Participation Period”	has the meaning set forth in Section 3.3(b).

“Securities Act”	means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder”	has the meaning set forth in Section 4.1.

“Selling Expenses”	means, for purpose of Section 2, all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 or 2.5 hereof.

“Series A Holder”	means the holder of Series A Shares and applicable Conversion Shares and their respective permitted assignees to whom its rights under this Agreement have been duly assigned in accordance with Section 5.

“Series A Purchase Agreement”	has the meaning set forth in the Preamble.

“Series A Shares”	means the Series A preferred shares, par value US$0.0001 per share, of the Company (with each of such Series A Shares being referred to as a “Series A Share”).

“Series B Holders”	means the holders of Series B Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 5 (with each of such Series B Holders being referred to as a “Series B Holder”).

“Series B Purchase Agreement”	has the meaning set forth in the Preamble.

“Series B Shares”	means the Series B preferred shares, par value US$0.0001 per share, of the Company (with each of such Series B Shares being referred to as a “Series B Share”).

“Series C Holders”	means the holders of Series C Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 5 (with each of such Series C Holders being referred to as a “Series C Holder”).

“Series C Purchase Agreement”	has the meaning set forth in the Preamble.

EXHIBIT A

“Series C Shares”	means the Series C preferred shares, par value US$0.0001 per share, of the Company (with each of such Series C Shares being referred to as a “Series C Share”).

“Series C1 Holders”	means the holders of Series C1 Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 5 (with each of such Series C1 Holders being referred to as a “Series C1 Holder”).

“Series C1 Purchase Agreement”	has the meaning set forth in the Preamble.

“Series C1 Shares”	means the Series C1 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series C1 Shares being referred to as a “Series C1 Share”).

“Series C1+ Holders”	means the holders of Series C1+ Shares, par value US$0.0001 per share, of the Company (with each of such Series C1+ Shares being referred to as a “Series C1+ Share”).

“Series C1+ Shares”	means the Series C1+ preferred shares, par value US$0.0001 per share, of the Company (with each of such Series C1+ Shares being referred to as a “Series C1+ Share”).

“Series D Holders”	means the holders of Series D Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 5 (with each of such Series D Holders being referred to as a “Series D Holder”).

“Series D Purchase Agreements”	has the meaning set forth in the Preamble.

“Series D Shares”	means the Series D preferred shares, par value US$0.0001 per share, of the Company (with each of such Series D Shares being referred to as a “Series D Share”).

“Series D1 Holders”	means the holders of Series D1 Shares and applicable Conversion Shares and their respective permitted assignees to whom their rights under this Agreement have been duly assigned in accordance with Section 5 (with each of such Series D1 Holders being referred to as a “Series D1 Holder”).

“Series D1 Purchase Agreement”	has the meaning set forth in the Preamble.

“Series D1 Shares”	means the Series D1 preferred shares, par value US$0.0001 per share, of the Company (with each of such Series D1 Shares being referred to as a “Series D1 Share”).

EXHIBIT A

“Shareholders”	means (i) the Founders; (ii) each of the Investors and (iii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and becomes a party to this Agreement, in each case for so long as such Person remains a shareholder of the Company, and in the case of any Shareholder that is a natural person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

“Tax Proceeding”	has the meaning set forth in Section 7.19.

“Trade Sale”	has the meaning set forth in Section 4.4(g).

“Transfer Notice”	has the meaning set forth in Section 4.1.

“U.S. GAAP”	means the generally accepted accounting principles in the United States of America, as amended from time to time.

“Violation”	has the meaning set forth in Section 2.9(a).

“Voice World”	has the meaning as set forth in the Preamble.

“WFOE”	has the meaning set forth in Schedule B hereof.

EXHIBIT A

EXHIBIT B

NOTICES

Group Companies

Address:

3-07A, No. 309 Middle Huangpu Avenue,

Tianhe District, Guangzhou, China

(中国广州市天河区黄埔大道中 309号羊

城创意园3-07A)

Telephone:    [                     ]

Email:           [                     ]

Contact Person: Jinsheng Ouyang (欧阳金生)

VOICE WORLD ltd 世界之音控股有限公司/ Mr. Lai

Address:

3-07A, No. 309 Middle Huangpu Avenue,

Tianhe District, Guangzhou, China

(中国广州市天河区黄埔大道中 309号羊

城创意园3-07A)

Telephone:    [                     ]

Email:           [                     ]

Contact Person: Jinnan Lai (赖金南)

AI VOICE ltd 乐音控股有限公司/ Mr. Ding

Address:

3-07A, No. 309 Middle Huangpu Avenue,

Tianhe District, Guangzhou, China

(中国广州市天河区黄埔大道中 309号羊

城创意园3-07A)

Telephone:    [                     ]

Email:           [                     ]

Contact Person: Ning Ding (丁宁)

EXHIBIT B

Investors
MATRIX PARTNERS CHINA I HONG KONG LIMITED	SHUNWEI INTERNET LIMITED

Address:	Address:
Flat 2807, 28/F, AIA Central, No.1

Vistra Corporate Services Center,

Wickhams Cay II, Road Town, Tortola,

VG 1110, British Virgin Islands

Attn:                    Mr. Tuck Lye Koh (许达来)

Email:                  [                     ]

[                    ]

[                    ]

With a copy to:

Address:

Unit 1309A, 13/F, Cable TV Tower, No. 9

Connaught Road, Central, Hong Kong
Attn: Matrix Partners HK Management Limited
Min XIAO
Telephone: [ ]
Email:
[ ] [ ] Fax: [ ]

MORNINGSIDE CHINA TMT FUND II, L.P.	Hoi Shing Road, Tsuen Wan, N.T., Hong Kong
MORNINGSIDE CHINA TMT TOP UP FUND, L.P. Address:	Attn: Mr. Tuck Lye Koh (许达来) Telephone: [ ] Fax: [ ]
c/o Hang Lung Centre, 2-20 Paterson Street,
Causeway Bay, Hong Kong Telephone: [ ]

EVOLUTION MEDIA CHINA L.P.

Address: Suite 3822, 38/F, China World

Tower 3, 1 Jianguomenwai Avenue,

Chaoyang District, Beijing 100004, China

Fax: [                    ]

Tel: [                    ]

Attention: Jason Ding

CYBER DREAMER LIMITED

Email: [ ]
Contact Person: Stephanie, TANG
PEOPLE BETTER LIMITED Address:
12F, East Office Building, the Rainbow City of China Resources, No. 68 Qinghe Middle
Street, Haidian, Beijing
Telephone: [ ] Email: [ ]	Address: c/o Orchid Asia Hong Kong Management Company Limited Suite 6211-12, 62/F, the Center, 99 Queen’s Road Central, Central, Hong Kong Fax: [ ] Email: [ ] Contact Person: Mr. Gabriel Li
Contact Person: Sun Zhichao

Voice World (in its capacity as the Series C1+ Holder)
Address:
3-07A, No. 309 Middle Huangpu Avenue,
Tianhe District, Guangzhou, China
(中国广州市天河区黄埔大道中309号羊城创意园3-07A)
Telephone: [ ]
Email: [ ]
Contact Person: Jinnan Lai (赖金南)

EXHIBIT B

EXHIBIT C

FORM OF ADHERENCE AGREEMENT

This Adherence Agreement (“Adherence Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Shareholders Agreement dated as of March 6, 2019 (the “Agreement”) by and among LIZHI INC., an exempted company with limited liability under the laws of the Cayman Islands (the “Company”) and certain of its shareholders and certain other parties named thereto, and in consideration of the Shares acquired by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adherence Agreement, the Transferee agrees as follows:

1. Acknowledgment. The Transferee acknowledges that the Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2. Agreement. Immediately upon transfer of the Shares, the Transferee (i) agrees that the Shares acquired by the Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if the Transferee were originally a/an [Ordinary Shareholder thereunder (if transferor is an Ordinary Shareholder)]/[Investor thereunder (if transferor is an Investor)].

3. Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Transferee’s signature below.

4. Governing Law. This Adherence Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

EXECUTED AND DATED this                  day of                         ,                     .

TRANSFEREE:

By:
Name:
Title:

Attn:
Address:
Tel:
Fax:
Email:

EXHIBIT C

SCHEDULE A

LIST OF COMPETING BUSINESSES

[                    ]

SCHEDULE B

LIST OF GROUP COMPANIES

1.	LIZHI Inc. 荔枝公司(formerly named as PINEAPPLE PIE HOLDING LIMITED), a business company incorporated in the British Virgin Islands with limited liability (the “BVI Co”);

2.	LIZHI HOLDING LIMITED (荔枝控股有限公司)(formerly named as PINEAPPLE HOLDING LIMITED (菠萝控股有限公司)), a company limited by shares incorporated under the Hong Kong Law (the “HK Co”);

3.	GUANGZHOU LIZHI NETWORK TECHNOLOGY CO., LTD. (广州荔支网络技术有限公司), a limited liability company organized under the PRC Law (the “Domestic Co”);

4.	BEIJING HONGYI TECHNOLOGY CO., LTD. (北京泓毅怡创信息技术有限公司), a wholly foreign-owned enterprise organized under the PRC Law (the “WFOE”);

5.	CHANGSHA LIMANG INTERACTION ENTERTAINMENT CO., LTD.(长沙荔芒互动娱乐有限公司), a limited liability company organized under the Laws of the PRC (the “Changsha Subsidiary”);

6.	HUAIAN LIZHI NETWORK TECHNOLOGY CO., LTD.(淮安荔枝网络技术有限公司), a limited liability company organized under the Laws of the PRC (the “Huai’an Subsidiary”); and

7.	GUANGZHOU ZHIYA NETWORK TECHNOLOGY CO., LTD.( 广州吱呀网络科技有限公司, formerly named as 广州欢聊信息科技有限公司), a limited liability company organized under the Laws of the PRC (the “Guangzhou Subsidiary”).

SCHEDULE B

SCHEDULE C

CAPITALIZATION TABLE

[                    ]